Shire Pharmaceuticals Group plc
Hampshire International Business Park,
Chineham, Basingstoke RG24 8EP  UK
Tel +44 1256 894000 Fax +44 1256 894708
http://www.shire.com

                                                          Shire

13 June 2003


Shire Pharmaceuticals Group plc (the "Company")

Documents available for inspection at the Document Viewing Facility


The Company announces that each of the resolutions considered at the Annual General Meeting of the Company held on 12 June 2003 were duly passed.

Documents detailing those resolutions passed at the Meeting as Special Business have been submitted to the UK Listing Authority, and will shortly be available for inspection at the UK Listing Authority's Document Viewing Facility, which is situated at:

Financial Services Authority
25 The North Colonnade
Canary Wharf
London
E14 5HS

Tel No. (0)20 7676 1000




T May
Company Secretary


For further information please contact:

Gordon Ngan - Investor Relations                    +44 1256 894 160

Notes to editors

Shire Pharmaceuticals Group plc
Shire Pharmaceuticals Group plc (Shire) is a rapidly growing international emerging pharmaceutical company with a strategic focus on four therapeutic areas
- central nervous system disorders (CNS), gastrointestinal (GI), oncology, and anti-infectives. Shire also has three platform technologies: advanced drug delivery, lead optimization for small molecules and Biologics. Shire's core strategy is based on research and development combined with in-licensing and a focus on eight key pharmaceutical markets.

For further information on Shire, please visit the Company's website: www.shire.com